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                                                       Exhibit 99.B(h)(10)(C)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                               ING INVESTORS TRUST

                            OPERATING EXPENSE LIMITS

                                                                           CLASSES
                                                                           -------
NAME OF FUND*                                      SERVICE 2     INSTITUTIONAL     ADVISER     SERVICE
------------                                       ---------     -------------     -------     -------
ING Goldman Sachs TollkeeperSM Portfolio             1.55%           1.15%          1.75%       1.40%
Initial Term Expires May 1, 2006


                                                                          /s/ HE
                                                                              HE


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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